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                                                                   Exhibit 10.14

                     THE HAMILTON BEACH/PROCTOR-SILEX, INC.
                              UNFUNDED BENEFIT PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2005)

HB NQ/Unfunded Restatement

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                       HAMILTON BEACH/PROCTOR-SILEX, INC.
                              UNFUNDED BENEFIT PLAN

          Hamilton Beach/Proctor-Silex, Inc. (the "Company") does hereby amend and completely restate the Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan to read as follows, effective as of January 1, 2005.

                                    ARTICLE I
                                     PREFACE

          SECTION 1.1 Effective Date. The original effective date of this Plan was March 10, 1993. The effective date of this amendment and restatement is January 1, 2005.

          SECTION 1.2 Purpose of the Plan. The purpose of this Plan is to (a) allow certain Employees to defer the receipt of certain long-term incentive compensation award payments, (b) provide for certain Employees the benefits they would have received under the Cash Balance Plan but for (i) the dollar limitation on Compensation taken into account as a result of Section 401(a)(17) of the Code, and (ii) the limitations imposed under Section 415 of the Code, and/or (c) provide for certain Employees the benefits they would have received under the Savings Plan but for the limitations imposed under Section 402(g), 401(a)(17), 401(k)(3) or 415 of the Code.

          SECTION 1.3 Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Virginia, except when preempted by federal law.

          SECTION 1.4 Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

          SECTION 1.5 American Jobs Creation Act (AJCA).

          (a) The following Sub-Accounts (collectively, the "Pre-2005 Sub-Accounts") and all earnings thereon are "grandfathered" under Code Section 409A (as enacted by the AJCA) and, as such, will continue to be governed by the law applicable to nonqualified deferred compensation prior to the enactment of Code Section 409A: (i) the LTIP Deferral Sub-Account, (ii) the Excess Matching Sub-Account, (iii) amounts credited to the Excess 401(k) Sub-Account for periods prior to January 1, 2005 (the "Pre-2005 Excess 401(k) Sub-Account") and (iv) amounts credited to the Excess Profit Sharing Sub-Account for Pre-2005 Plan Years (including the amount that was credited in 2005 for the 2004 Plan Year) (the "Pre-2005 Excess Profit Sharing Sub-Account").

          (b) The following Sub-Accounts (collectively, the "Post-2004 Sub-Accounts") (and all earnings thereon) are subject to the provisions of Code
Section 409A, as enacted by the AJCA: (i) amounts credited to the Excess 401(k) Sub-Account for periods on or after January 1, 2005 (the "Post-2004 Excess 401(k) Sub-Account"), (ii) all amounts credited to the Excess Employer Added Sub-Account and (iii) amounts credited to the Excess Profit

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Sharing Sub-Account for the 2005 Year and beyond (beginning with amounts credited in 2006 for the 2005 Plan Year) (the "Post-2004 Excess Profit Sharing Sub-Account").

          (c) The portion of the Excess Pension Benefits that were accrued and vested prior to January 1, 2005 (as determined under Code Section 409A and the guidance issued thereunder) shall be grandfathered and governed by the law applicable to nonqualified deferred compensation prior to the enactment of Code
Section 409A, while the remainder thereof shall be subject to the provisions of Code Section 409A.

          (d) It is intended that the provisions of the Plan that relate to the Post-2004 Sub-Accounts and the non-grandfathered portion of the Excess Pension Benefits be administered in accordance with the provisions of Section 409A of the Code, as enacted by AJCA, so as to prevent the inclusion in gross income of any Excess Benefit hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to the Participants.

                                   ARTICLE II
                                   DEFINITIONS

          Except as otherwise provided in this Plan, terms defined in the Qualified Plans as they may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

          SECTION 2.1 Account shall mean the record maintained by the Company in accordance with Section 3.7 as the sum of the Participant's Excess Retirement Benefits hereunder. The Participant's Account shall be further divided into the Sub-Accounts described in Section 1.5.

          SECTION 2.2 Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VII hereof.

          SECTION 2.3 Cash Balance Employee shall mean a participant in the Cash Balance Plan.

          SECTION 2.4 Cash Balance Plan shall mean Part II of the Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries (commonly known as the "Hamilton Beach/Proctor-Silex, Inc. Profit Sharing Retirement Plan") (or any successor thereto), as the same may be amended from time to time. Benefits under the Cash Balance Plan (other than interest credits) were permanently frozen effective for Plan Years beginning on or after January 1, 1997.

          SECTION 2.5 Company shall mean Hamilton Beach/ Proctor-Silex, Inc.

          SECTION 2.6 Compensation. The term "Compensation" shall have the same meaning as under the Savings Plan, except that Compensation shall be deemed to include (a) the


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amount of compensation deferred by the Participant under this Plan and (b)
amounts in excess of the limitation imposed by Code Section 401(a)(17).

          SECTION 2.7 Employer Added Employee shall mean a participant in the Savings Plan who is eligible for Retirement Contributions.

          SECTION 2.8 Excess Retirement Benefit or Benefit shall mean an LTIP Deferral Benefit, an Excess Pension Benefit, an Excess Profit Sharing Benefit, an Excess Employer Added Benefit, a Basic or Additional Excess 401(k) Benefit or an Excess Matching Benefit (as described in Article III) which is payable to or with respect to a Participant under this Plan.

          SECTION 2.9 Fixed Income Fund shall mean the Stable Asset Fund under the Savings Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

          SECTION 2.10 401(k) Employee shall mean a participant in the Savings Plan who is eligible for Before-Tax Contributions (and, for periods prior to January 1, 2005, Matching Employer Contributions) thereunder.

          SECTION 2.11 Key Employee shall mean a key employee, as defined in
Section 416(i) of the Code (without regard to paragraph (5) thereof) of the Company as long as the stock of NACCO Industries, Inc. (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Employee's Termination of Employment. Key Employees are identified on a Controlled Group-wide basis and include non-resident alien Employees (whether or not such Employees are eligible to participate in the Plan). The selected identification date for Key Employees is December 31st. As such, any Employee who is classified by the Company as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing the following April 1st. The Company shall have the sole and absolute discretion to classify Employees as Key Employees hereunder. To the extent determined by the Company, such classification may include up to 75 highly compensated Employees (including some who do not meet the statutory requirements of a Key Employee) as long as such determination is made in a consistent, reasonable and good faith manner.

          SECTION 2.12 Insolvent. For purposes of this Plan, the Company shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

          SECTION 2.13 LTIP Plan shall mean the Hamilton Beach/Proctor-Silex, Inc. Long-Term Incentive Compensation Plan, or the Hamilton Beach/Proctor-Silex, Inc. Senior Executive Long-Term Executive Compensation Plan, or any successor(s) thereto.

          SECTION 2.14 Participant.

          (a) For purposes of Section 3.1 of the Plan, the term "Participant" shall mean a Cash Balance Employee whose benefit under the Cash Balance Plan was limited by the application of Section 401(a)(17) or 415 of the Code.


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          (b) For purposes of Section 3.2 of the Plan, the term "Participant"
shall mean a Profit Sharing Employee (i) whose Post-1996 Profit Sharing Contributions for a Plan Year are limited by the application of Section 401(a)(17) or 415 of the Code and (ii) who is classified in job grades 17 or above and whose total compensation from the Controlled Group for the year of such Contribution is at least $115,000.

          (c) For purposes of Section 3.3 of the Plan, the term "Participant" shall mean a 401(k) Employee (i) who is unable to make all of the Before-Tax Contributions that he has elected to make to the Savings Plan, because of the limitations imposed under Section 402(g), 401(a)(17) or 401(k)(3) of the Code and (ii) who is classified in job grades 17 or above and whose total compensation from the Controlled Group for the year in which the deferral election is required is at least $115,000.

          (d) For purposes of Section 3.5 of the Plan, the term "Participant" shall mean an Employee of the Company (i) who is a participant in the LTIP Plan,
(ii) who, both at the time the deferral election is required and the time the deferral becomes effective, is a resident or citizen of the United States, (iii) who is classified in job grades 17 and above and whose total compensation from the Controlled Group for the year in which the deferral election is required is at least $115,000 and (iv) who is an active Employee at the time the deferral becomes effective or who has "Retired" (as such term is defined in the LTIP
Plan).

          (e) For purposes of Section 3.6 of the Plan, the term "Participant" shall mean an Employer Added Employee (i) whose Retirement Contributions for a Plan Year are limited by the application of Section 401(a)(17) or 415 of the Code and (ii) who is classified in job grades 17 or above and whose total compensation from the Controlled Group for the year of such Contribution is at least $115,000.

          (f) The term "Participant" shall also include any other person who has an Account balance hereunder or who was defined as a participant in a prior version of the Plan.

          SECTION 2.15 Plan shall mean the Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan as herein set forth or as duly amended.

          SECTION 2.16 Plan Administrator shall mean the Administrative Committee appointed under the Savings Plan.

          SECTION 2.17 Plan Year shall mean the calendar year.

          SECTION 2.18 Profit Sharing Employee shall mean a participant in the Savings Plan who is eligible for Post-1996 Profit Sharing Contributions.

          SECTION 2.19 Qualified Plan shall mean (a) for Cash Balance Employees, the Cash Balance Plan, (b) for Profit Sharing Employees and Employer Added Employees, the profit-sharing portion of the Savings Plan and (c) for 401(k) Employees, the Before-Tax Contributions portion of the Savings Plan. References throughout this Plan to a "Qualified Plan" shall be deemed to refer to the underlying Qualified Plan to which a particular Benefit relates.


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          SECTION 2.20 ROTCE means the Company's consolidated return on total capital employed, as determined by the Company, for purposes of the Hamilton Beach/Proctor-Silex, Inc. Annual Incentive Compensation Plan as in effect for a particular Plan Year.

          SECTION 2.21 Savings Plan shall mean the Hamilton Beach/Proctor-Silex, Inc. Employees' Retirement Savings Plan (401(k)), as the same may be amended from time to time, or any successor thereto.

          SECTION 2.22 Termination of Employment means a separation of service as defined under Code Section 409A (and the regulations and other guidance issued thereunder).

          SECTION 2.23 Unforeseeable Emergency shall mean an event which results in a severe financial hardship to the Participant as a consequence of (a) an illness or accident of the Participant, the Participant's spouse or a dependent within the meaning of Code Section 152(a), (b) loss of the Participant's property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

          SECTION 2.24 Valuation Date shall mean the last business day of each Plan Year and any other date chosen by the Plan Administrator.

                                  ARTICLE III
                           EXCESS RETIREMENT BENEFITS

          SECTION 3.1 Excess Pension Benefits. The Excess Pension Benefit payable to a Participant who is a Cash Balance Employee shall be a monthly benefit equal to the excess, if any, of (a) the amount of the monthly benefit that would be payable to such Participant under the Cash Balance Plan (in the form actually paid) if such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and, effective as of January 1, 1995, the definition of Compensation under such Plan included any amounts deferred under Section 3.3 of this Plan, over (b) the amount of the monthly benefit that is actually payable to the Participant under the Cash Balance Plan. The Excess Pension Benefits (other than interest credits) under the Plan were frozen as of January 1, 1997.

          SECTION 3.2 Excess Profit Sharing Benefits. The Company shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for each Participant who is a Profit Sharing Employee, an amount equal to the excess, if any, of (a) the amount of the Company's Post-1996 Profit Sharing Contribution which would have been made to the profit sharing portion of the Savings Plan on behalf of the Participant if (i) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (ii) the term "Compensation" (as defined in Section 2.6 hereof) were used for purposes of determining the amount of profit sharing contributions under the Savings Plan, over (b) the amount of the Company's Post-1996 Profit Sharing Contribution which is actually made to the Savings Plan on behalf of the Participant for such Plan Year (the "Excess Profit Sharing Benefits").

          SECTION 3.3 Basic and Additional Excess 401(k) Benefits.


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          (a) Amount of Excess 401(k) Benefits. Each 401(k) Employee who is a
Participant, may, prior to the first day of any Plan Year, by completing an approved deferral election form, direct the Company to reduce his Compensation for such Plan Year by the difference between (i) a specified percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and
(ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Savings Plan for such Plan Year by reason of the application of the limitations imposed under Sections 402(g), 401(a)(17) and 401(k)(3) of the Code (which amounts shall be referred to as the "Excess 401(k) Benefits").

          (b) Classification of Excess 401(k) Benefits. The Excess 401(k) Benefits for a particular Plan Year shall be calculated monthly and shall be further divided into the "Basic Excess 401(k) Benefits" and the "Additional Excess 401(k) Benefits" as follows:

          (i) The Basic Excess 401(k) Benefits shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and

          (ii) The Additional Excess 401(k) Benefits (if any) shall be determined by multiplying such Excess 401(k) Benefit by a fraction, the numerator of which is the difference between (1) the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year and (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.

The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits shall be credited to the Additional Excess 401(k) Sub-Account hereunder. The Basic and Additional Excess 401(k) Sub-Accounts shall be referred to collectively as the "Excess 401(k) Sub-Account."

          (c) Consequences of Deferral Election. Any direction by a Participant to defer Compensation under Subsection (a) shall be effective with respect to Compensation otherwise payable to the Participant during the Plan Year for which the deferral election form is in effect, and the Participant shall not be eligible to receive such Compensation. Instead, such amounts shall be credited to the Participant's Basic and Additional Excess 401(k) Sub-Accounts (as applicable). Any such direction shall be irrevocable with respect to Compensation earned for such Plan Year, but shall have no effect on Compensation that is earned in subsequent Plan Years. A new deferral election will be required for each Plan Year.

          (d) Payment Date Election. The initial deferral election made by a Participant shall also contain the Participant's election regarding the payment date of the Participant's Pre-2005 and/or Post-2004 Excess 401(k) Sub-Account hereunder. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive his Excess 401(k) Sub-Account as soon as practicable following the date on which he ceases to be an Employee of a Controlled Group Member (for Pre-2005 Sub-Accounts) or incurs a Termination of Employment (for Post-2004 Sub-Accounts). The


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Participant may elect to commence payment of such Sub-Accounts on one of the following dates:

          (i) the date on which he ceases to be an Employee of a Controlled Group Member (or incurs a Termination of Employment for Post-2004 Sub-Accounts);

          (ii) January 1st of the year following the date on which he ceases to be an Employee of a Controlled Group Member (or incurs a Termination of Employment for Post-2004 Sub-Accounts);

          (iii) The date on which he attains an age specified in the deferral election form;

          (iv) The earlier of such dates; or

          (v) The later of such dates (for Pre-2005 Sub-Accounts only).

          (e) Change of Payment Date. A Participant who is an Employee may elect to change the payment date selected (or deemed selected) for his Excess 401(k) Sub-Account to one of the other dates specified in Subsection (d) above subject to the following limitations. For the Pre-2005 Excess 401(k) Sub-Accounts (i) the form electing such change must be filed with the Plan Administrator at least two (2) years prior to the original payment date and while the Participant is an Employee, (ii) the new payment date must be at least two (2) years after the date the form is filed and (iii) the Participant must remain employed throughout such two (2) year period. For Post-2004 Excess 401(k) Sub-Accounts, an election change will not be effective unless (i) it is made not less than twelve months prior to the original payment date, (ii) the first payment under such election will be made no less than five years from the original payment date (except for payments made on account of death or disability) and (iii) such election will not take effect until at least twelve months after the date on which such election is made. Any election to change the payment date which does not meet all of the foregoing requirements shall not be valid and, in such case, payment shall be made in accordance with the Participant's last effective payment date election.

          (f) Subsequent Deferrals. In the event that a Participant elects to receive his Post-2004 Excess 401(k) Sub-Account at a specified age (or the earlier of a specified age or Termination of Employment) and the Participant continues to be employed past such date, any additional amounts that are credited to his Post-2004 Excess 401(k) Sub-Account shall automatically be paid to the Participant in the form of a lump sum payment at his Termination of Employment.

          (g) Automatic Termination of Deferral Election. The deferral election of a Participant whose eligibility to make Before-Tax Contributions to the Savings Plan has been involuntarily suspended because he has taken a Hardship withdrawal shall automatically terminate. Such termination shall be in effect for the remainder of the Plan Year in which he receives such Hardship withdrawal (or, if later, the end of the Plan Year that includes the end of his period of suspension from the Savings Plan). As a result, the Participant shall be required to reenroll in this Plan effective as of the next applicable January 1st.


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          SECTION 3.4 Excess Matching Benefits. For periods prior to January 1,
2005, the Excess Matching Sub-Accounts of 401(k) Employees were credited with an amount equal to the Post-1994 Matching Employer Contributions attributable to the Basic Excess 401(k) Benefits that he was prevented from receiving under the Savings Plan because of the limitations imposed under Code Sections 402(g), 401(a)(17), 401(k)(3) and 401(m) (collectively, the "Excess Matching Benefits"). Payment of the Participant's Excess Matching Sub-Account shall be made at the same time as the payment of the Participant's Pre-2005 Excess 401(k) Sub-Account.

          SECTION 3.5 LTIP Deferral Benefits.

          (a) Amount. Each Participant (as defined in Section 2.14(d)) may, by completing an approved election form, direct the Company to (i) reduce an Award (as that term is defined in the LTIP Plan) which has been deferred until the tenth anniversary of the "Grant Date" of such Award (as defined in the LTIP
Plan) and thereby extinguish his entitlement under the LTIP Plan to a specified number of Award Units (as elected by the Participant) and (ii) to credit the amount of the reduction (the "LTIP Deferral Benefit") to the LTIP Deferral Sub-Account hereunder. Notwithstanding the foregoing, the only additional LTIP Deferral Benefits that shall be accepted hereunder are those with a Grant Date of January 1, 2004.

          (b) Deferral Election. The election to defer an LTIP Award must be made no later than one year prior to the date such Award would otherwise be payable to the Participant under the LTIP Plan (or six months prior to Retirement (as defined in the LTIP Plan) if later). Any direction by a Participant to defer receipt of all or part of an Award under the LTIP Plan and to receive LTIP Deferral Benefits in lieu of such Award shall be irrevocable with respect to such Award.

          (c) Payment Date. The initial deferral election made by a Participant shall also contain the Participant's election regarding the time of the commencement of payment of the Participant's entire LTIP Deferral Sub-Account hereunder. The Participant may elect to commence payment of his LTIP Deferral Sub-Account as soon as practicable following (1) the date on which he ceases to be an Employee of a Controlled Group Member, (2) January 1st of the year following the date on which he ceases to be an Employee of a Controlled Group Member, (3) the date on which he attains a specified age, or (4) the earlier or later of such dates. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive his LTIP Deferral Sub-Account as soon as practicable following the date on which he ceases to be an Employee of a Controlled Group Member. In the event that a Participant previously elected to receive his LTIP Deferral Sub-Account at a specified age (or the earlier of a specified age or the date on which he ceases to be an Employee of a Controlled Group Member) and the Participant continues to be employed past such date, the Participant shall be prohibited from deferring any additional LTIP Awards hereunder.

          (d) Change of Payment Date. Notwithstanding the foregoing, a Participant who is an Employee may elect to change the payment date selected (or deemed selected) for his LTIP Deferral Sub-Account to one of the other dates permitted under Subsection (c) above; provided, however that (i) the form electing such change is filed with the Plan Administrator at least two (2) years prior to the original payment date and while the Participant is an Employee,
(ii) the new payment date is at least two (2) years after the date the form is filed and (iii) the


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Participant remains employed throughout such two (2) year period. Any election to change the payment date which does not meet all of the foregoing requirements shall not be valid and, in such case, payment shall be made in accordance with the Participant's last effective payment date election.

          SECTION 3.6 Employer Added Benefits.

          (a) Amount of Employer Added Benefits. The Company shall credit to a Sub-Account (the "Excess Employer Added Sub-Account") established for each Participant who is an Employer Added Employee, an amount equal to the excess, if any, of (i) the amount of the Company's Retirement Contributions that would have been made to the profit sharing portion of the Savings Plan on behalf of the Participant if (1) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (2) the term "Compensation" (as defined in Section 2.6 hereof) were used for purposes of determining the amount of Retirement Contributions under the Savings Plan, over (ii) the amount of the Company's Retirement Contribution which is actually made to the Savings Plan on behalf of the Participant for such Plan Year (the "Excess Employer Added Benefits").

          (b) Payment Date Elections/Changes. Prior to the first day of the first Plan Year for which the first Excess Employer Added Contribution is credited to a Participant's Excess Employer Added Sub-Account, a Participant shall be required to make an election regarding the time of the commencement of payment of the Participant's entire Excess Employer Added Sub-Account hereunder. The Participant may elect to commence payment of his Excess Employer Added Sub-Account on (i) the date on which he incurs a Termination of Employment, (ii) the January 1st of the year following the date on which he incurs a Termination of Employment, (iii) the date he attains a specified age or (iv) the earlier of such dates. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive his Excess Employer Added Sub-Account on the date of his Termination of Employment. Notwithstanding the foregoing, a Participant who is an Employee may elect to change the payment date selected (or deemed selected) for his Excess Employer Added Sub-Account to one of the other specified dates; provided, however that such an election change will not be effective unless (1) it is made not less than twelve months prior to the original payment date, (2) the first payment under such election will be made no less than five years from the original payment date (except for payments made on account of death or disability) and (3) such election will not take effect until at least twelve months after the date on which such election is made. Any election to change the payment date which does not meet all of the foregoing requirements shall not be valid and, in such case, payment shall be made in accordance with the Participant's last effective payment date election.

          (c) Subsequent Allocations. In the event that a Participant elects to receive his Excess Employer Added Sub-Account at a specified age (or the earlier of a specified age or Termination of Employment) and the Participant continues to be employed past such date, any additional amounts that are credited to his Excess Employer Added Sub-Account shall automatically be paid to the Participant in the form of a lump sum payment at his Termination of Employment.


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          SECTION 3.7 Participant's Account. The Company shall establish and maintain on its books an Account for each Participant which shall contain the following entries:

          (a) Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.2, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are otherwise credited to Participants' Accounts under the Savings Plan;

          (b) Credits to a Basic or Additional Excess 401(k) Sub-Account (as applicable) for the Basic and Additional Excess 401(k) Benefits described in
Section 3.3, which shall be credited to the Sub-Account when a 401(k) Employee is prevented from making a Before-Tax Contribution under the Savings Plan;

          (c) Credits to an - Excess Matching Sub-Account for the Excess Matching Benefits described in Section 3.4, which were credited to the Sub-Account when a 401(k) Employee was prevented from receiving Post-1994 Matching Employer Contributions under the Savings Plan;

          (d) Credits to an LTIP Deferral Sub-Account for the LTIP Deferral Benefits described in Section 3.5, which shall be credited to the Sub-Account at the time the Award would otherwise be payable to the Participant under the LTIP Plan;

          (e) Credits to an Excess Employer Added Sub-Account for the Excess Employer Added Benefits described in Section 3.6, which shall be credited to the Sub-Account when an Employer Added Employee is prevented from receiving Retirement Contributions under the Savings Plan;

          (f) Credits to all such Sub-Accounts for the earnings described in
Article IV, which shall continue until the Sub-Accounts have been distributed to the Participant or his Beneficiary; and

          (g) Debits for any distributions made from such Sub-Accounts and any amounts forfeited under Section 6.4.

          (h) The Company shall make the above-described credits and debits to the Participant's Pre-2005 Sub-Accounts or Post-2004 Sub-Accounts, as applicable, in accordance with Code Section 409A.

          To the extent deemed necessary by the Company, the Company may also establish a "notional account" in the name of each Cash Balance Employee to reflect the Excess Pension Benefits payable to such Employees.


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                                   ARTICLE IV
                                    EARNINGS

          SECTION 4.1 Earnings on Basic 401(k) and Matching Sub-Accounts and Profit Sharing Sub-Accounts.

          (a) Subject to Subsection (b) and Section 4.4, at the end of each calendar month during a Plan Year, the Excess Profit Sharing Sub-Account, Basic Excess 401(k) Sub-Account and the Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the ROTCE determined for such Plan Year exceeds the rate credited to the Sub-Accounts under the preceding sentence, such Sub-Accounts shall retroactively be credited with the difference between (1) the amount determined under the preceding sentence, and (2) the amount determined by multiplying the Participant's average Sub-Account balance during each month of such Plan Year by the ROTCE determined for such Plan Year, compounded monthly.

          (b) The ROTCE calculation described in Subsection (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date ROTCE for the month ending prior to the date the Participant terminated employment, as calculated by the Company. For any subsequent month, such ROTCE calculation shall not apply. The Fixed Income Fund calculation described above for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

          SECTION 4.2 Earnings on Additional Excess 401(k) and Employer Added Sub-Accounts. Subject to Section 4.4, at the end of each calendar month during a Plan Year, the Additional Excess 401(k) Sub-Account and the Employer Added Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earning during such month by the Fixed Income Fund. The earnings calculation for the month in which the participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

          SECTION 4.3 Earnings on LTIP Deferral Sub-Accounts. Subject to Section 4.4, at the end of each calendar month during a Plan Year, the LTIP Deferral Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the "10-Year U.S. Treasury Yield" plus 2.0%. For purposes hereof, the 10-Year U.S. Treasury Yield shall be the 10 year yield on US Treasury issues as listed in the Bond Market Data Bank for the last day of the preceding calendar quarter as printed in the Wall Street Journal (or as published on the website for the Wall Street Journal). In the event that a yield is not listed for a maturity exactly 10 years from the calendar quarter end, the next preceding chronological treasury bond issue yield shall be used.

          SECTION 4.4 Changes in Limitations on Earnings Assumptions.

          (a) To the extent not prohibited by Code Section 409A, the Company (with the approval or ratification of the NACCO Industries, Inc. Benefits Committee (the "Benefits Committee")) may change (but not suspend) the earnings rate credited to Accounts hereunder at any time upon at least 30 days advance notice to Participants.

          (b) Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate which exceeds 14%.

                                    ARTICLE V
                                     VESTING

          SECTION 5.1 Vesting. A Participant shall always be 100% vested in all amounts credited to his Account hereunder and in his Excess Pension Benefits.

                                   ARTICLE VI
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

          SECTION 6.1 Excess Pension Benefits.

          (a) Grandfathered Benefits. The portion of a Participant's Excess Pension Benefits that are deemed to have been accrued and deferred on or before December 31, 2004 (as determined under Code Section 409A and the regulations and other guidance issued thereunder) shall be paid at the same time and in the same form as the benefits that are payable to the Participant under the Cash Balance Plan; provided, however, that in the event that the monthly payments of the grandfathered portion of the Excess Pension Benefits payable to a Participant hereunder following the Participant's termination of employment with the Controlled Group amount to less than Fifty Dollars ($50) per month, such Excess Pension Benefits shall be paid in the form of a single lump sum payment. Such lump sum amount shall be equal to the Actuarial Equivalent present value of such Excess Pension Benefits.

          (b) Non-Grandfathered Benefits. The portion of a Participant's Excess Pension Benefits that are deemed to have accrued after December 31, 2004 (as determined under Code Section 409A and the regulations and other guidance issued thereunder), if any, shall automatically be paid in the form of a single lump sum payment equal to the Actuarial Equivalent present value of such Excess Pension Benefits at the later of the Participant's Termination of Employment or attainment of age 60 (subject to the 6 month delay for Key Employees described in Section 6.5(e)).

          SECTION 6.2 Excess Profit Sharing Benefits.

          (a) Pre-2005 Excess Profit Sharing Sub-Account. Amounts credited to a Participant's Pre-2005 Excess Profit Sharing Sub-Account shall be paid in the form of a single lump sum payment at the time the corresponding Post-1996 Profit Sharing Contributions payable to the Participant under the Savings Plan commence to be paid.

          (b) Post-2004 Excess Profit Sharing Sub-Account. Amounts credited to a Participant's Post-2004 Excess Profit Sharing Sub-Account shall be paid in the form of a single lump sum payment at Termination of Employment.

          SECTION 6.3 Excess 401(k) and Matching Benefits/LTIP Deferral Benefits/Excess Employer Added Benefits.

          (a) Timing. A Participant's Excess 401(k) and Excess Matching Sub-Accounts, LTIP Deferral Sub-Account and Excess Employer Added Sub-Account shall be paid (or commence to be paid) to the Participant as soon as practicable after the date specified in the Participant's last valid election form (as provided in Section 3.3, 3.5, or 3.6 as applicable).

          (b) Form of Payment of Pre-2005 Sub-Accounts. The Pre-2005 Excess 401(k) and Excess Matching Sub-Accounts and LTIP Deferral Sub-Account shall each be distributed in the form of ten annual installments with each installment being based on the value of the applicable Sub-Account on the Valuation Date immediately preceding the date such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. The first installment will be paid as soon as practicable after the designated payment date, with each additional installment being paid on the anniversary of such payment. Installment payments under the Plan will be classified as a single payment for purposes of Code Section 409A. Notwithstanding the foregoing, the Participant may elect to receive the amounts credited to his Pre-2005 Excess 401(k) Sub-Account and his Excess Matching Sub-Account and/or his LTIP Deferral Sub-Account in the form of a single lump sum payment or in annual installments for a period of less than 10 years by filing a notice in writing, signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account. Any such election of the form of payment may be changed at any time and from time to time, without the consent of any other person, by filing a later election in writing that is signed by a Participant and filed with the Plan Administrator while such Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account.

          (c) Form of Payment of Post-2004 Sub-Accounts. Except for amounts described in Section 3.3(f) and 3.6( c), the Participant shall elect a form of payment for each of his Post-2004 Excess 401(k) Sub-Account and Excess Employer Added Sub-Account prior to December 31, 2004 (or when the Plan first becomes applicable to him, if later). He may elect to receive each such Sub-Account in the form of a lump sum payment or in the form of annual installment payments (for 10 or fewer years), with the installment payments (if any) being calculated in accordance with the rules specified in Subsection (b) above. If the Participant does not make a timely election regarding the form of payment, his Post-2004 Excess 401(k) Sub-Account and Excess Employer Added Sub-Account shall be distributed in the form of a single lump sum payment. Once made, the election (or deemed election) of a form of payment under this Subsection (c) shall be irrevocable except as specified in the following sentences. Notwithstanding the foregoing, a Participant may change his form of payment election (or deemed election) for his Post-2004 Excess 401(k) Sub-Account and his Excess Employer

Added Sub-Account by filing a subsequent notice in writing, signed by the Participant and filed with the Plan Administrator. However, such election will not be effective unless (i) it is made not less than twelve months prior to the date that distribution would have been made absent such election, (ii) the first payment under such election will be made no less than five years from the date payment would have been made absent such election (excluding distributions made on account of the death or disability of the Participant), (iii) such election will not take effect until at least twelve months after the date on which the election is made and (D) unless otherwise permitted under Code Section 409A, the election does not accelerate the form of payment.

          (d) Unforeseeable Emergency Distributions. Notwithstanding the foregoing, the Company may at any time, upon written request of the Participant cause to be paid to such Participant an amount equal to all or any part of the Participant's Excess 401(k) Sub-Account and/or Excess Matching Sub-Account and/or LTIP Deferral Sub-Account if the Company determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent the amount does not exceed the amount reasonably necessary to satisfy the emergency need (plus an amount necessary to pay taxes or penalties reasonably anticipated as a result of the distribution) and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship).

          SECTION 6.4 Withdrawals Subject to a 10% Penalty.

Notwithstanding any other provision of the Plan to the contrary, (a) a Participant who is an Employee may, at any time (and from time to time) elect in writing to receive a withdrawal from his Pre-2005 Additional Excess 401(k) Sub-Account and/or his LTIP Deferral Sub-Account and (b) a Participant who has ceased to be an Employee of the Controlled Group may also elect in writing to receive a withdrawal from his Pre-2005 Basic Excess 401(k) Sub-Account, his Excess Matching Sub-Account and/or his Pre-2005 Excess Profit Sharing Sub-Account. Withdrawals under this Subsection shall be equal to the entire amount credited to any such Sub-Account, less 10%. Such 10% reduction shall be treated as a forfeiture hereunder and shall immediately be subtracted from the applicable Sub-Account, never to be restored.

          SECTION 6.5 Other Payment Rules and Restrictions.

          (a) Payments From Post-2004 Sub-Accounts Violating Contractual Requirements. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder from a Participant's Post-2004 Sub-Accounts will be deferred to the extent that the Company reasonably anticipates that the making of such payment would violate a term of a loan agreement or other similar contract to which the Company is a party and the violation will cause material harm to the Company. The deferred amount shall become payable at the earliest date at which the Company reasonably anticipates that making the payment will not cause such violation, or such violation will not cause material harm to the Company.

          (b) Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Company reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Company reasonably anticipates that making the payment will not cause such violation.

          (c) Small Sub-Accounts. Notwithstanding any provision of the Plan to the contrary, (i) in the event that the sum of a Participant's Pre-2005 Sub-Account balances do not exceed $10,000 on the date of the Participant's termination of employment with the Controlled Group, such Sub-Accounts shall automatically be paid to him in a single lump sum payment on the date of his termination of employment with the Controlled Group and (ii) in the event that the sum of a Participant's Post-2004 Sub-Account balances do not exceed $10,000 on the date of the Participant's Termination of Employment, such Sub-Accounts shall automatically be paid to him in a single lump sum payment at the latest of
(A) the date of his Termination of Employment or (B) the end of the 6-month period described in Subsection (e) below for Key Employees.

          (d) Insolvency. Notwithstanding any provision of the Plan to the contrary, the Company shall not be required to make any payment hereunder to any Participant or Beneficiary if the Company is Insolvent at the time such payment is due to be made or if the payment would jeopardize the solvency of the Company; provided that the payment shall be made during the first calendar year in which the funds of the Company are sufficient to make the payment without jeopardizing the solvency of the Company.

          (e) Key Employees. Notwithstanding any provision of the Plan to the contrary, distributions of Post-2004 Sub-Accounts (and the non-grandfathered portion of the Excess Pension Benefits) to Key Employees made on account of a Termination of Employment may not be made before the date that is six months after such Termination of Employment (or, if earlier, the date of death) except for payments made on account of (i) a QDRO (as specified in Section 8.5) or (ii) a conflict of interest or the payment of FICA taxes (as specified in Subsection
(g) below). Any Benefits that are otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be accumulated and paid in a lump sum make-up payment as soon as practicable following the end of such 6-month period.

          (f) Time of Payment/Processing. All payments under the Plan shall be made on, or as soon as practicable after, the specified payment date (and, in any event, no later than December 31 of the year that includes the specified payment date or, if later, by the 15th day of the third calendar month following the specified payment date). Notwithstanding the foregoing, if the calculation of the amount payable from the Post-2004 Sub-Accounts is not administratively practicable due to events beyond the control of the Company and the Participant, the payment shall be made during the first calendar year in which the payment is administratively practicable.

          (g) Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, payments of Post-2004 Sub-Accounts hereunder may be accelerated (i) to the extent necessary to comply with a certificate of divestiture (as defined in Code Section 1043(b)(2)) or (ii) to the extent necessary to pay the FICA taxes imposed on Benefits hereunder under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.

                                  ARTICLE VII
                                  BENEFICIARIES

          SECTION 7.1 Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. Separate Beneficiary designations may be made for (a) the Excess 401(k) and Excess Matching Sub-Accounts, (b) the LTIP Deferral Sub-Account, (c) the Excess Profit Sharing Sub-Account, (d) the Excess Employer Added Sub-Account and (e) the Excess Pension Benefits. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, (i) the Beneficiary of a Participant for his Excess Pension Benefits shall be his beneficiary under the Cash Balance Plan and
(ii) the Beneficiary of a Participant for his Account shall be his Beneficiary under the Savings Plan. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Excess Retirement Benefit the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation.

          SECTION 7.2 Change in Beneficiary. (a) Anything herein or in the Qualified Plans to the contrary notwithstanding, a Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. A change in Beneficiary hereunder may be made regardless of whether such a change is also made under the applicable underlying Qualified Plan. In other words, the Beneficiary hereunder need not be the same as under the applicable underlying Qualified Plan.

          (b) Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant.

          SECTION 7.3 Distributions to Beneficiaries.

          (a) Excess Pension Benefits. The Excess Pension Benefit payable to a Beneficiary under this Plan shall be a monthly benefit equal to the excess, if any, of (i) the amount of the monthly benefit that would be payable to the Beneficiary last effectively designated by the Participant under the Cash Balance Plan (in the form actually paid) if such Plan did not contain the limitations imposed under Sections 401(a)(17) or 415 of the Code and the definition of Compensation under such Plan included any amounts deferred under this Plan over (ii) the amount of the monthly benefit that is actually paid to such Beneficiary under such Plan. The Excess Pension Benefit shall be paid to the Beneficiary in the form of an Actuarial Equivalent lump sum payment, paid as soon as practicable following the death of the Participant.

          (b) Other Benefits. The other Excess Retirement Benefits payable to a Participant's Beneficiary under this Plan shall be equal to the balance in the applicable Sub-Account on the date of the distribution of the Sub-Account to the Beneficiary. Such Sub-Accounts shall be paid to the Beneficiary in the form of a lump sum payment as soon as practicable following the date of the Participant's death.

                                  ARTICLE VIII
                                  MISCELLANEOUS

          SECTION 8.1 Liability of Company. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between the Company and any Participant, Beneficiary or any other person.

          SECTION 8.2 Limitation on Rights of Participants and Beneficiaries - No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of the Company. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Company.

          SECTION 8.3 No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of the Company solely at the will of the Company subject to discharge at any time, with or without cause.

          SECTION 8.4 Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such Benefit.

          SECTION 8.5 Assignment. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary. Notwithstanding the foregoing, the Plan Administrator shall honor a judgment, order or decree from a state domestic relations court which requires the payment of part or all or a Participant's or Beneficiary's interest under this Plan to an "alternate payee" as defined in Code Section 414(p).

          SECTION 8.6 Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

          SECTION 8.7 Effect on other Benefits. Benefits payable to or with respect to a Participant under the Qualified Plans or any other
Company-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

          SECTION 8.8 Liability for Payment/Expenses. The Company shall be liable for the payment of the Excess Benefits which are payable hereunder to the Participants. Expenses of administering the Plan shall be paid by the Company.

                                   ARTICLE IX
                             ADMINISTRATION OF PLAN

          SECTION 9.1 Administration. (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants, or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular Employee is a Participant, and (ii) to determine if a person is entitled to Excess Retirement Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 9.3 and 9.4 hereof.

          (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Excess Retirement Benefits, to a named administrator or administrators.

          SECTION 9.2 Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 9.3 and 9.4 hereof, be final and binding on all persons.

          SECTION 9.3 Claims Procedures. The Plan Administrator shall determine the rights of any person to any Excess Retirement Benefits hereunder. Any person who believes that he has not received the Excess Retirement Benefits to which he is entitled under the Plan must file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing.

          A written denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

          (a) the specific reasons for the denial;

          (b) specific reference to pertinent Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d) an explanation of the claim review procedure and the time limits applicable thereto (including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review).

          A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Compensation Committee shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Compensation

Committee shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 9.1(a) above.

          The Compensation Committee shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claimant's claim for benefits and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA.

          SECTION 9.4 Revocability of Action of Action. Any action taken by the Plan Administrator, the Company or the Compensation Committee with respect to the rights or benefits under the Plan of any person shall be revocable as to payments not yet made to such person, and acceptance of any Excess Retirement Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's, the Company's or the Compensation Committee's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

          SECTION 9.5 Amendment. The Company (with the approval or ratification of the Benefits Committee) may at any time amend any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect the amount of any Participant's Excess Retirement Benefit as of the date of such amendment and
(b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of the Benefits Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

          SECTION 9.6 Termination.

          (a) The Company, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, subject to Subsection (b) hereof, (i) no such termination may adversely affect the amount of any Participant's Excess Retirement Benefit as of the date of such termination and
(ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

          SECTION 9.7 Notwithstanding anything in the Plan to the contrary, to the extent permitted under Code Section 409A, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Benefits.

          Executed, this 8th day of February, 2006.

                                        HAMILTON BEACH/PROCTOR-SILEX, INC.


                                        By: /s/ Charles A. Bittenbender
                                            ------------------------------------
                                        Title: Assistant Secretary
                                               ---------------------------------